UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 25, 2008

FOAMEX INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1000 Columbia Avenue
Linwood, Pennsylvania 19061
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 859-3000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew A. Campbell as Director

On July 25, 2008, Andrew A. Campbell was elected to the Board of Directors of Foamex International Inc. (the “Company”).

Mr. Campbell, 62, retired as Senior Vice President and Chief Financial Officer of Pactiv Corporation (“Pactiv”) on July 1, 2008. Mr. Campbell joined Pactiv in October 1999 as Vice President and Chief Financial Officer and served as Senior Vice President and Chief Financial Officer since 2001. Prior to joining Pactiv, Mr. Campbell served as Acting Chief Financial Officer of Foamex International Inc. from May to September 1999. From July to November 1998, Mr. Campbell served as Executive Vice President, Finance and Administration and Chief Financial Officer of Dominick’s Supermarkets, Inc. From April 1997 to June 1998, Mr. Campbell served as Senior Vice President, Finance and Chief Financial Officer of Safety Kleen Corporation. From June 1995 to May 1996, Mr. Campbell served as President and Director of Duplex Products, Inc. From November 1994 to May 1995, Mr. Campbell served as Vice President, Finance and Chief Financial Officer of Duplex Products, Inc. Earlier in his career, Mr. Campbell spent 18 years at General Electric Company, holding a number of senior financial and auditing positions. He earned a bachelor’s degree in mechanical engineering from University College, Dublin.

Item 8.01 – Other Events.

On July 28, 2008, the Company issued a press release announcing that it is extending its rights offering and second lien term loan offering to August 12, 2008.

On July 30, 2008, the Company issued a press release announcing the election of Andrew A. Campbell to the Company’s Board of Directors.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated July 28, 2008.
99.2	Press Release, dated July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2008

FOAMEX INTERNATIONAL INC.

By:	/s/ Robert M. Larney
Name:	Robert M. Larney
Title:	Executive Vice President and

Chief Executive Officer

EXHIBITS

99.1	Press Release, dated July 28, 2008.
99.2	Press Release, dated July 30, 2008.

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